UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2011

ClearOne Communications, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Utah

(State or Other Jurisdiction of Incorporation)

001-33660	87-0398877
(Commission File Number)	(I.R.S. employer identification number)

5225 Wiley Post Way, Suite 500 Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 975-7200

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 8, 2011, the following matters were voted upon and approved by the Company’s shareholders at the Company’s Annual Meeting of Shareholders:

-

the election of five members to the Board of Directors; and

-

the ratification of the appointment of Jones Simkins, P.C. as the Company’s auditor and independent certified public accountants.

Election of Directors:

Nominee	Votes for	Votes withheld
Brad R. Baldwin	3,373,363	229,736
Zeynep Hakimoglu	3,519,603	83,496
Larry R. Hendricks	3,366,652	236,447
Scott M. Huntsman	3,377,363	225,736
E. Bryan Bagley	3,376,313	226,786

All five directors were re-elected to serve a term expiring at the 2011 Annual Meeting of Shareholders of the Company.

Ratification of the appointment of Jones Simkins, P.C. as the Company’s auditor and independent certified public accountants:

Votes for	Votes against	Votes abstained	Broker Non-votes
5,574,690	193,732	19,670	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE COMMUNICATIONS, INC.

Date: June 13, 2011	By:	/s/ Narsi Narayanan
Narsi Narayanan
Vice President of Finance & Corporate Secretary